UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

Commission File Number: 333-174194

GRAPHENE & SOLAR TECHNOLOGIES LIMITED
(Exact name of registrant as specified in its charter)

colorado	27-2888719
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11201 North Tatum Blvd., Suite 300

 Phoenix, AZ 85028

(Address of principal executive offices, including Zip Code)

(602) 388-8335

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2459.244a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2459.244d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2459.243e-4c))

Securities registered pursuant to Section 12(b) of the Act.

Title of Each Class	Trading Symbol	Name of Each Exchange on which registered
NONE	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

1.01 Entry Into a Material Definitive Agreement.

On June 23, 2026, Graphene & Solar Technologies Limited (OTCID: GSTX) (the "Company") announced that its wholly owned U.S. manufacturing subsidiary, The Quartz & Silicon Materials Company Limited ("QSM USA"), has been awarded a forty-five million dollar ($45,000,000) California Competes Tax Credit through the California Office of Business and Economic Development. The five-year award supports the Company's planned silicon ingot and silicon wafer manufacturing projects.

A copy of the Tax Credit Allocation Agreement for the award is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Readers should review the Tax Credit Allocation Agreement for a complete understanding of the terms and conditions of the transaction described above.

Item 8.01 Other Events

On June 23, 2026, Graphene & Solar Technologies Limited issued a press release titled "GSTX Subsidiary Awarded $45,000,000 Tax Credit for Its Two Planned California Solar Manufacturing Projects," which is attached as Exhibit 99.1 hereto.

The information in this Item 8.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 8.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Tax Credit Allocation Agreement
99.1	Press Release dated June 23, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHENE & SOLAR TECHNOLOGIES LIMITED

Date: June 24, 2026

By: /s/ Jason May

Name: Jason May

Title: Chief Executive Officer and Director

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